UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 1, 2019

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 272-6269

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.08 Shareholder Director Nominations

On March 1, 2019, the Board of Directors of Adverum Biotechnologies, Inc. (the “Company”) determined that the Company’s 2019 annual meeting of stockholders will be held on Wednesday, July 31, 2019. Because the date of the 2019 annual meeting is more than 60 days after the anniversary date of the Company’s 2018 annual meeting, the deadline specified in the Company’s 2018 Proxy Statement for any stockholder proposal pursuant to Rule 14a-8 of the Securities and Exchange Commission (“SEC”), and for any stockholder nomination or proposal outside of Rule 14a-8, was automatically adjusted under the Company’s bylaws. The Company is providing notice of the adjusted deadline for such proposals and nominations by means of this Form 8-K. The record date for determining stockholders entitled to receive notice of, and vote at, the 2019 annual meeting will be specified in the Company’s proxy materials for the meeting.

Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2019 annual meeting must be delivered to, or mailed and received at, at the Company’s principal executive offices at 1035 O’Brien Drive, Menlo Park, California 92025 on or before the close of business on May 2, 2019. In addition to complying with this deadline, stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2019 annual meeting must also comply with all applicable SEC rules.

In addition, any stockholder who intends to submit a director nomination or who intends to submit a proposal regarding any other matter of business at the 2019 annual meeting and does not desire to have that proposal included in the Company’s proxy materials for the 2019 annual meeting must ensure that notice of any such nomination or proposal (including certain additional information specified in the Company’s bylaws) is delivered to, or mailed and received at, the Company’s principal executive offices on or before the close of business on May 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: March 1, 2019	By:	/s/ Jennifer Cheng
Jennifer Cheng
General Counsel